EXHIBIT 10.4

EXECUTION COPY

(First Reg. Rights Agreement)

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made and entered into as of this 26th day of August, 2011 by and among PACIFIC MERCANTILE BANCORP, a California corporation (the “Company”), and the Persons named on Exhibit A hereto (hereinafter, the “Investors”). The Company and the Investors may be referred to herein, collectively, as the “Parties” and individually as a “Party.”

RECITALS

A. The Company has authorized the creation and issuance of two new series of preferred stock, one series of 190,000 shares designated as its “Series B-1 Convertible 8.4% Noncumulative Preferred Stock” (the “Series B-1 Preferred Stock” or “Series B-1 Shares”), and the second series of 110,000 shares designated as its “Series B-2 Convertible 8.4% Noncumulative Preferred Stock” (the “Series B-2 Preferred Stock” or “Series B-2 Shares”), each series with the rights, preferences and privileges set forth in the Series B Preferred Stock Certificate of Determination which has been filed with the California Secretary of State (the “Series B Certificate of Determination”). The Series B-1 Shares and the Series B-2 Shares shall be jointly referred to herein as the “Series B Shares.” The Series B-1 Preferred Stock and the Series B-2 Preferred Stock shall be jointly referred to herein as the “Series B Preferred Stock.”

B. Concurrently herewith the Company will be selling to each Investor and each Investor will be purchasing from the Company the number of shares of Series B Preferred Stock set forth opposite the name of such Investor on Exhibit A hereto, pursuant to that certain Series B Stock Purchase Agreement of even date herewith (the “Series B Purchase Agreement”).

C. Upon their purchases of the Series B Shares, the Investors will become the beneficial owners of the Conversion Shares (as defined below).

D. It is a condition precedent to the closing of the sales and purchases of the Series B Shares pursuant to the Series B Purchase Agreement that the Company shall enter into this Agreement with the Investors.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the Parties, the Company and the Investors hereby agree as follows:

AGREEMENT

1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

1.1. “Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person.

1.2. “Blue Sky Application” shall have the meaning set forth in Section 6.1(a) below.

1.3. “Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

1.4. “Common Stock” shall mean the Company’s common stock, no par value.

1.5. “Conversion Shares” means the shares of Common Stock issuable upon conversion of the Series B Shares.

1.6. “Effective Date” means the date on which the Registration Statement is declared effective by the SEC.

1.7. “Effectiveness Period” shall have the meaning set forth in Section 4.1 below.

1.8. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.9. “Filing Date” means the date on which the Registration Statement is filed with the SEC.

1.10. “Filing Deadline” shall have the meaning set forth in Section 2.1(a) below.

1.11. “Inspectors” shall have the meaning set forth in Section 4.14 below.

1.12. “Investor Indemnified Parties” shall have the meaning set forth in Section 6.1(a) below.

1.13. “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

1.14. “Prospectus” shall mean the prospectus included in the Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

1.15. “Records” shall have the meaning set forth in Section 4.14 below.

1.16. “Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the Securities Act (as defined below), and the declaration or ordering of effectiveness of the Registration Statement or document.

1.17. “Registrable Securities” shall mean (i) the Conversion Shares and (ii) any other securities issued or issuable with respect to or in exchange for Conversion Shares, including shares issued upon any stock split, stock dividend, recapitalization, subdivision or similar event, provided that a security shall cease to be a Registrable Security upon (A) sale pursuant to a Registration Statement or Rule 144 under the Securities Act or (B) such security becoming eligible for sale by the Investor pursuant to the last sentence of Rule 144(b)(1)(i).

1.18. “Registration Statement” shall mean the registration statement of the Company filed under the Securities Act that covers the resale of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

1.19. “SEC” means the Securities and Exchange Commission.

1.20. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.21. “Series B Certificate of Determination” means the Certificate of Determination of the Rights, Preferences, Privileges and Restrictions of the Series B Shares in the form such Certificate was filed with the California Secretary of State on August 16, 2011 and as the same may be amended hereafter.

1.22. “Series B Preferred Stock” and “Series B Shares” has the meaning set forth in the Recitals.

1.23. “Series B Purchase Agreement” has the meaning set forth in the Recitals.

1.24. “Suspension” shall have the meaning set forth in Section 3.1 below.

1.25. “Suspension Notice” shall have the meaning set forth in Section 3.1 below.

2. REGISTRATION.

2.1. Registration Statement.

(a) As soon as reasonably practicable following the Closing Date (as defined in the Series B Purchase Agreement), but no later than forty-five (45) days thereafter (the “Filing Deadline”), the Company shall prepare and file with the SEC a Registration Statement on Form S-3 (the “Registration Statement”) covering the resale of the Conversion Shares. The Registration Statement also shall cover, to the extent allowable under the Securities Act and the rules and regulations promulgated thereunder, such indeterminate number of additional Conversion Shares resulting from (i) anti-dilution adjustments to the Conversion Price (as defined in the Series B Certificate of Determination) of the Series B Shares and (ii) stock splits, stock dividends and the like with respect to the Series B Shares or the Conversion Shares that occur during the Registration Period. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 4 to the Investors and their counsel prior to its filing or other submission.

(b) The Company represents and warrants that, as of the date hereof, it meets the requirements for the use of Form S-3 for registration of the resale of the Conversion Shares by the Investors. The Company will file all reports required to be filed by the Company with the SEC in a timely manner so as to preserve its eligibility for the use of Form S-3.

2.2. Expenses. The Company will pay all expenses associated with registration, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws and listing fees, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold.

2.3. Effectiveness. The Company shall use commercially reasonable efforts to have the Registration Statement declared effective within 120 days after the date the Registration Statement was filed with the SEC; provided, however, that the Company shall be entitled to delay or defer the effectiveness of the Registration Statement if the Company reasonably believes, considering the advice of counsel, that the Company may, in the absence of a delay or deferral, be required under state or federal securities laws to disclose any corporate development, the disclosure of which could reasonably be expected to have a material adverse effect upon the Company, its stockholders, a potentially material transaction or event involving the Company, or any negotiations, discussions or proposals directly relating thereto. The Company shall notify the Investors by facsimile or email as promptly as practicable, and in any event, within two (2) Business Days, after the Registration Statement is declared effective and shall provide the Investors with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby. Notwithstanding anything to the contrary, the Company may not delay or defer the effectiveness of the Registration Statement for a period to exceed in the aggregate thirty (30) days.

2.4. Prohibition on Other Registration Statements. The Company shall not file any other registration statement before the Registration Statement is declared effective by the SEC.

3. SUSPENSION.

3.1. Subject to Section 3.2 below, in the event: (i) of any request by the SEC or any other federal or state governmental authority, during the Effectiveness Period, for amendments or supplements to the Registration Statement or related Prospectus or for additional information so that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or otherwise fail to comply with the applicable rules and regulations of the federal securities laws; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, provided that, considering the advice of counsel, the Company reasonably believes that it must qualify in such jurisdiction; (iv) of any event or circumstance that, considering the advice of counsel, the Company reasonably believes necessitates the making of any changes in the Registration Statement or related prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of a related Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (v) that the Company reasonably believes, considering the advice of counsel, that the Company may, in the absence of a suspension described hereunder, be required under state or federal securities laws to disclose any corporate development, the disclosure of which could reasonably be expected to have a material adverse effect upon the Company, its stockholders, a potentially material transaction or event involving the Company, or any negotiations, discussions or proposals directly relating thereto; then the Company shall, promptly following the occurrence of any of the foregoing events, deliver a certificate in writing to the Investors (the “Suspension Notice”) to the effect of the foregoing (but in no event, without the prior written consent of an Investor, shall the Company disclose to such Investor any of the facts or circumstances regarding any material nonpublic information) and, upon receipt of such Suspension Notice, the Investors will refrain from selling any Registrable Securities pursuant to the Registration Statement (a “Suspension”) until the Investors’ receipt of copies of a supplemented or amended prospectus prepared and filed by the Company or until the Investors are advised in writing by the Company that the current Prospectus may be used and the Investors have received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus; provided that, in the case of a suspension due to (x) an event described in clause (i), (ii), or (iii) of this Section 3.1, the Suspensions shall not be for more than an aggregate of one hundred twenty (120) days in any 365 day period and (y) an event described in clause (iv) or (v) of this Section 3.1, the Suspensions shall not be for more than an aggregate of forty-five (45) days in any 365 day period.

3.2. The Company will use commercially reasonable efforts to terminate a Suspension as promptly as practicable after delivery of a Suspension Notice to the Investors.

4. COMPANY OBLIGATIONS. The Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

4.1. cause the Registration Statement to become effective and to remain continuously effective for a period that will terminate upon the earliest of (i) the date on which all Registrable Securities have been sold pursuant to the Registration Statement, or (ii) the date on which all Registrable Securities covered by the Registration Statement may be sold pursuant to Rule 144 without restriction (the “Effectiveness Period”) and advise the Investors in writing when the Effectiveness Period has expired;

4.2. (i) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and such supplements to the Prospectus as may be necessary to keep the Registration Statement effective for the period specified in Section 4.1, (ii) respond as promptly as reasonably possible to any comments received from the SEC with respect to each Registration Statement or any amendment thereto, and (iii) comply with the provisions of the Securities Act and the Exchange Act with respect to the distribution of all of the Registrable Securities covered thereby during the Effectiveness Period;

4.3. (i) provide copies to and permit counsel designated by each Investor to review the Registration Statement and any amendments or supplements thereto and any comments made by the staff of the SEC and the Company’s responses thereto no fewer than five (5) days prior to its filing with the SEC or its receipt from the SEC, as applicable, and (ii) shall duly consider comments made by such counsel thereon and shall not file any Registration Statement and any amendments or supplements thereto to which such counsel reasonably objects; provided, however, that an Investor’s counsel will be deemed to have no objections if such counsel has not provided written comments to the Company and its counsel no later than three (3) Business Days after such Investor’s counsel as been provided with copies of the documents listed in clause (i) of this Section 4.3. The Company shall not unreasonably reject comments from such counsel prior to the Company’s submission of a request for acceleration of the effectiveness of a Registration Statement or any amendment or supplement thereto. The Company shall reasonably cooperate with such counsel in performing the Company’s obligations pursuant to this Section 4.3;

4.4. furnish to the Investors and their respective legal counsel, without charge, (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than two (2) Business Days after the filing date, receipt date or sending date, as the case may be) one (1) copy of the Registration Statement and any amendment thereto, the preliminary prospectus, free writing prospectus and Prospectus and each amendment or supplement thereto (as applicable), and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, relating to the Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) an electronic copy of a Prospectus, including a preliminary prospectus and any free writing prospectus, and all amendments and supplements thereto and such other documents as counsel for the Investors may reasonably request in connection with the disposition of such Registrable Securities owned by the Investors that are covered by the Registration Statement;

4.5. within two (2) Business Days after a Registration Statement which covers Registrable Securities is ordered effective by the SEC, deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC in such form that the transfer agent may reasonably request;

4.6. use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest practicable time and to notify the Investors of the issuance of such an order and the resolution thereof;

4.7. prior to the Effective Date, use commercially reasonable efforts to register or qualify or cooperate with the Investors and their counsel in connection with the registration or qualification of the Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Investors, provided that, considering the advice of the Company’s counsel, the Company reasonably believes that it must qualify in such jurisdiction or jurisdictions, and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4.7, (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 4.7, or (iii) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify the Investors who hold Registrable Securities and their respective legal counsel of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose;

4.8. use commercially reasonable efforts to cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

4.9. otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder;

4.10. promptly (and in any event within two (2) Business Days following discovery) notify the Investors in writing, at any time when a Prospectus relating to Registrable Securities is required to be delivered under the 1933 Act, upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any such Investor, promptly prepare and furnish to such Investor a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. The Company shall also promptly notify each Investor and its legal counsel in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when the Registration Statement or any post-effective amendment has become effective, (ii) of any request by the SEC for amendments or supplements to the Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination of whether a post-effective amendment to the Registration Statement would be appropriate;

4.11. with a view to making available to the Investors the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investors to sell shares of Common Stock to the public without registration, the Company covenants and agrees to: (a) make and keep public information available, as those terms are understood and defined in Rule 144, during the Effectiveness Period; (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and (c) furnish to each Investor upon request, as long as such Investor owns any Registrable Securities, (i) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (ii) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (iii) such other information as may be reasonably requested in order to avail such Investor of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration

4.12. hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement of which the Company has knowledge. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information;

4.13. if requested by an Investor, (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as an Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any Registration Statement if reasonably requested by an Investor holding any Registrable Securities to the effect of the foregoing;

4.14. make available for inspection by (i) any Investor, (ii) legal counsel for the Investors and (iii) one firm of accountants or other agents retained by the Investors (collectively, the “Inspectors”), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to an Investor who has agreed to receive such information and hold in strict confidence any such information) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the Securities Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector has knowledge. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and any Investor) shall be deemed to limit the Investors’ ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations; and

4.15. if any Investor is required under applicable securities law to be described in the Registration Statement as an underwriter and which is otherwise conducting diligence of the sort that an underwriter could conduct, at the reasonable request of any such Investor, use commercially reasonable efforts to deliver to such Investor, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as such Investor may reasonably request (i) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to such Investor, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to such Investor.

5. OBLIGATIONS OF INVESTORS.

5.1. Each Investor shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) Business Days prior to the anticipated filing date of the Registration Statement, the Company shall notify the Investors of the information the Company requires from the Investors. Each Investor shall provide such information to the Company at least two (2) Business Days prior to the anticipated filing date of the Registration Statement.

5.2. Each Investor agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder.

5.3. Each Investor agrees that, upon receipt of any notice from the Company of the commencement of a Suspension pursuant to Section 3, it will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement, until such Investor’s receipt of the supplemented or amended prospectus filed with the SEC and until any related post-effective amendment is declared effective or until the Investors are advised in writing by the Company that the current Prospectus may be used and the Investors have received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus and, if so directed by the Company, each Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor’s possession of the Prospectus covering the Registrable Securities current at the time of receipt of such notice.

6. INDEMNIFICATION.

6.1. Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Investors and their respective directors, officers, employees, general partners, members, stockholders and each Person who controls such Investor (within the meaning of the Securities Act) (collectively, the “Investor Indemnified Parties”) against any losses, claims, damages, liabilities and expense (including reasonable attorneys’ fees) resulting from or which arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or free writing prospectus or amendment or supplement thereto; (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; (v) any failure to register or qualify the Registrable Securities included in any such registration in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on an Investor’s behalf, or (vi) any breach of this Agreement by the Company and will reimburse the Investor Indemnified Parties for any legal and other expenses reasonably incurred as such expenses are reasonably incurred by such Investor Indemnified Party in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished by such Investor in writing specifically for use in the Registration Statement or Prospectus or preliminary prospectus or free writing prospectus. The Company shall notify the Investors promptly of the institution, threat or assertion of any proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

6.2. Indemnification by the Investors. Each Investor agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expense (including reasonable attorneys’ fees) resulting from or which arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or free writing prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission or alleged statement or omission is contained in any information furnished in writing by such Investor to the Company specifically for inclusion in the Registration Statement or Prospectus or free writing prospectus or amendment or supplement thereto, and will reimburse the Company and its directors, officers, employees, stockholders or controlling Persons for any legal and other expenses reasonably incurred as such expenses are reasonably incurred by such Person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. In no event shall the liability of any Investor be greater in amount than the dollar amount of the proceeds received by such Investor upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation, except in the case of fraud or willful misconduct.

6.3. Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim within five (5) Business Days after written notice thereof and employ counsel reasonably satisfactory to such Person or (c) in the reasonable judgment of any such Person, considering the advice of counsel, a conflict of interest exists between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one additional firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

6.4. Contribution. If for any reason the indemnification provided for in Sections 6.1 or 6.2 is unavailable to an indemnified party or insufficient to hold it harmless as contemplated therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of any Investor be greater in amount than the dollar amount of the proceeds received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

7. MISCELLANEOUS.

7.1. Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

(a) Governing Law. This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the law of the state of New York.

(b) Consent to Jurisdiction. Each Party irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction any state or federal court sitting in New York, New York, Borough of Manhattan, in any proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each party hereby irrevocably and unconditionally (a) agrees not to commence any such proceeding except in such courts, (b) agrees that any claim in respect of any such action or proceeding may be heard and determined in such courts, (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding, and (d) waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such proceeding. Each Party hereto agrees that a final non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law. Each Party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.2. Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by applicable Law.

(c) Waiver of Jury Trial. Each Party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such Party hereby irrevocably and unconditionally waives any right such Party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating in whole or in part to this Agreement or the transactions contemplated by this Agreement. Each Party certifies and acknowledges that (i) no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such Party understands and has considered the implications of this waiver, (iii) each such Party makes this waiver voluntarily, and (iv) one of the inducements to each such Party to enter into this Agreement by, among others, are the waivers and certifications contained in this Section 7.1(b).

7.2. Notices. Any notice or other communication under this Agreement must be in writing and will be deemed given when it is delivered in person or sent by facsimile or email (with proof of receipt at the facsimile number or email address to which it is required to be sent), on the Business Day after the day on which it is delivered to a major nationwide delivery service for overnight delivery, or on the fifth Business Day after the day on which it is mailed by first class mail from within the United States, to the following addresses (or such other address as may be specified after the date of this Agreement by the party to which the notice or communication is sent):

If to the Company:	With a copy to:

Pacific Mercantile Bancorp	Stradling Yocca Carlson & Rauth
949 South Coast Drive, Suite 300	660 Newport Center Drive, Ste. 1600
Costa Mesa, California 92626	Newport Beach California 92660
Attn. Raymond E. Dellerba	Attn: Ben A Frydman
Tel: (714) 438-2500	Tel: (949) 725-4150
Fax: (714) 438-1084	Fax: (949) 823-5150

If to the Investors, to their respective addresses set forth on Exhibit A.

7.3. Entire Agreement. This Agreement and the Exhibits hereto, and any agreements and documents executed by the Parties simultaneously herewith, including the Series B Purchase Agreement and the agreements, in addition to this Agreement, being entered into pursuant thereto, represent the entire understanding and agreement of the Parties with reference to the transactions set forth herein and supersede all prior understandings and agreements (written or oral) made by the Parties. Except as otherwise expressly provided herein, no Person other than the Parties hereto shall have any right hereunder or be entitled to the benefit of any provision hereof.

7.4. Assignment; Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by an Investor to a transferee of Registrable Securities that (i) is an Affiliate, partner, member, limited partner, retired partner, retired member, or stockholder of an Investor; or (ii) after such transfer, with its Affiliates, holds at least seven percent (7%) of the total number of Registrable Securities purchased by such Investor pursuant to the Series B Purchase Agreement (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations); provided that (a) prior to such transfer, the Company is furnished with written notice stating the name and address of such transferee and identifying the securities with respect to which such registration rights are being transferred, and (b) such transferee agrees in writing to be bound by and subject to the terms and conditions of this Agreement. Subject to the foregoing, the provisions of this Agreement shall inure to the benefit of and are binding upon the respective successors and permitted assignees of the Parties. For purposes of this Section 7.4, the transfer of Series B Shares shall be deemed to be the transfer of Registrable Securities, and, upon transfer in accordance with the provisions of this Section, the term “Investor” as used in this Agreement shall be deemed to include such transferee.

7.5. Waiver and Amendment. Except with respect to statutory requirements, and subject to the provisions of the last sentence of this Section, any party hereto may by written instrument extend the time for the performance of any of the obligations or other acts of any other party hereto and may waive (i) any inaccuracies in the representations or warranties of any of the other parties contained in this Agreement or in any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements by any of the other parties, or satisfaction of any of the conditions to the waiving party’s obligations, contained in this Agreement or (iii) the performance (including performance to the satisfaction of a party or its counsel) by any of the other parties of any of the obligations of such other party set forth herein. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy of such party. Except as otherwise expressly provided in this Agreement, an amendment of this Agreement or the waiver or modification of any provision of this Agreement will be effective only upon the written consent of (i) the Company, on the one hand, and (ii) Investors, on the other hand, who hold more than fifty percent (50%) of the then outstanding Registrable Securities, on an as-converted basis; provided, however, that if a proposed amendment, waiver or modification would adversely affect an Investor differently or in a manner that would have a disproportionate adverse effect on such Investor as compared to the effect on the other Investors, then such amendment, waiver or modification must also be approved by such Investor.

7.6. Headings. The headings of the various sections and subsections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of or be considered in connection with the interpretation or application of any of the terms or provisions of this Agreement.

7.7. Severability. In case any provision contained in this Agreement should be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect in any jurisdiction, then, such provision shall be ineffective to the extent of such invalidity, illegality or unenforceability, in such jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

7.8. Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which executed counterparts, and any photocopies and facsimile copies thereof, shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

7.9. Further Assurances. Each Party hereto agrees to execute and deliver all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate the purposes of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

PACIFIC MERCANTILE BANCORP

By:	/s/ Raymond E. Dellerba
Name:	Raymond E. Dellerba
Title:	President & CEO

SBAV LP

By: SBAV GP LLC, its General Partner

By	/s/ George Hall
Name:	George Hall
Title:	Managing Member

CARPENTER COMMUNITY BANCFUND, L.P. and CARPENTER COMMUNITY BANCFUND-A, L.P.

By: CARPENTER FUND MANAGER GP, LLC, their General Partner

By:	/s/ Edward J. Carpenter
Name:	Edward J. Carpenter
Title:	Managing Member

[Signature page to Registration Rights Agreement]

EXHIBIT A

Investors	Purchase Price Per Series B Share ($)	Series and Number of Series B Shares Being Purchased		Total Purchase Price
SBAV LP	$100.00	75,000	Series B-2	$7,500,000
Carpenter Community Bancfund, L.P.	$100.00	1,256	Series B-1	$125,600
Carpenter Community Bancfund—A, L.P.	$100.00	35,744	Series B-1	$3,574,400

Totals		112,000		$11,200,000

Addresses of Investors

SBAV LP	With a copy to:

c/o Clinton Group, Inc. 9 West 57th Street, 26th Floor New York, NY 10019 Attention: George Hall Scott Arnold Daniel Strauss Facsimile: (212) 825-0084	Schulte Roth & Zabel LLP 919 Third Avenue New York, NY 10022 Attention: Marc Weingarten Facsimile: (212) 593-5955

Carpenter Funds	With a copy to:

5 Park Plaza, Suite 950
Irvine CA, 92614
Attention: John Flemming

A-1